Exhibit 99.1

Announcing Forward’s Letter of Intent to Brera Holdings PLC (SLMT)

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS IS AN ANNOUNCEMENT UNDER RULE 2.4 OF THE IRISH TAKEOVER PANEL ACT, 1997, TAKEOVER RULES, 2022 (THE “IRISH TAKEOVER RULES”) AND IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE IRISH TAKEOVER RULES. THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE, NOR AS TO THE TERMS ON WHICH ANY SUCH OFFER WILL BE MADE.

AUSTIN, TX, June 9, 2026 (GLOBE NEWSWIRE) – Forward Industries, Inc. (NASDAQ: FWDI) (“Forward” or “We”) is announcing today that it made an indicative, non-binding proposal to Brera Holdings PLC (“SLMT”) on June 1, 2026 to acquire the entire issued and to be issued share capital of SLMT in an all-stock transaction. Under the proposal, SLMT shareholders would receive 1.54 newly-issued shares of Forward Industries, Inc. common stock for each SLMT share, representing a premium of approximately 30.7% to the volume-weighted average closing price of SLMT’s ordinary shares over the ten trading days ended June 1, 2026, or $7.19 per share. The board of directors of SLMT chose to not engage in discussion with Forward and rejected the proposal on June 6, 2026 on the basis that “it does not consider the Proposal to be in the best interest of the Company”. Forward Industries respectfully disagrees and believes that the proposal is in the best interest of SLMT and – equally as importantly – the shareholders of SLMT, and is disappointed that SLMT has chosen to not engage in dialogue with the Forward team.

Forward believes it is a strong partner and hopes that SLMT is open to further discussion to create an outcome that would create value for SLMT and its shareholders. We believe Forward’s capital structure, its scale as the largest Solana treasury, and its access to capital position it to realise and sustain the value embedded in SLMT more effectively than SLMT could on a standalone basis. Forward’s proposal is structured to deliver SLMT shareholders a meaningful premium to both its current share price and recent trading levels, alongside continued, and Forward believes more liquid, exposure to Solana through Forward shares, backed by a leadership team with a demonstrated track record of execution and the support of leading operators in the digital asset industry, including Galaxy Digital and Jump Crypto.

Forward believes this combination advances the original promise made to SLMT shareholders, which is a mission that SLMT and Forward share: creating durable value for the shareholders, increasing SOL per share and accelerating the growth of the Solana ecosystem.

Forward Industries, Inc. (NASDAQ: FWDI) is a Solana treasury company. Forward was built to advance Solana and to create value for its shareholders by offering a differentiated public-markets vehicle for exposure to SOL and the growth of the Solana ecosystem. Since launching its treasury strategy in September 2025, Forward has assembled the largest Solana treasury in the world, staked the majority of its SOL to its high-performance validator infrastructure, launched fwdSOL as a liquid staking token, and begun deploying capital directly into Solana protocols as an investor and liquidity provider.

In accordance with Rule 2.6 of the Irish Takeover Rules, Forward is required, no later than 5:00pm (New York Time) on July 21st, 2026, to either (i) announce a firm intention to make an offer for SLMT in accordance with Rule 2.7 of the Irish Takeover Rules; or (ii) announce that it does not intend to make an offer for SLMT, in which case the announcement will be treated as a statement to which Rule 2.8 of the Irish Takeover Rules applies. This deadline will only be extended with the consent of the Irish Takeover Panel in accordance with Rule 2.6(c) of the Irish Takeover Rules.

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Pursuant to Rule 2.5 of the Irish Takeover Rules, Forward reserves the right, subject to the consent of the Irish Takeover Panel, to vary the form and / or mix of the offer consideration and vary the transaction structure. Forward also reserves the right to amend the terms of any offer (including making the offer on less favourable terms or at a lower exchange ratio):

A.	with the recommendation or consent of the board of directors of SLMT;
B.	if SLMT announces, declares or pays any dividend or any other distribution or return of value to its shareholders after the date of this announcement, in which case Forward reserves the right to make an equivalent adjustment to any offer;
C.	following the announcement by SLMT of a Rule 9 whitewash transaction pursuant to the Irish Takeover Rules on less favourable terms or at a lower price than that implied by the proposal; or
D.	if a third party announces a firm intention to make an offer for SLMT on less favourable terms or at a lower price than that implied by the proposal.

This announcement is made without the prior agreement of SLMT.

Media Contact

comms@forwardindustries.com

Investor Relations

Elevate IR

ir@forwardindustries.com

Important Notices

Responsibility Statement

The directors of Forward Industries, Inc. accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Disclosure Requirements of the Irish Takeover Rules

Under Rule 8.3(a) of the Irish Takeover Rules, any person who is ‘interested’ in 1% or more of any class of ‘relevant securities’ of an offeree company or a securities exchange offeror (being any offeror other than an offeror which has announced that its offer is, or is likely to be, solely in cash) must make an ‘opening position disclosure’ following the commencement of the ‘offer period’ and, if later, following the announcement in which any securities exchange offeror is first identified. An ‘opening position disclosure’ must contain, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of each of (i) the offeree company and (ii) any securities exchange offeror(s). An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (New York time) on the day that is ten ‘business days’ following the commencement of the ‘offer period’ and, if appropriate, by no later than 3:30 pm (New York time) on the day that is ten ‘business days’ following the announcement in which any securities exchange offeror is first identified.

Under Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the offeree company or any securities exchange offeror (being any offeror other than an offeror which has announced that its offer is, or is likely to be, solely in cash), all ‘dealings’ in any ‘relevant securities’ of the offeree company or any securities exchange offeror (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business day’ following the date of the relevant transaction. This requirement will continue until the ‘offer period’ ends. If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the offeree company, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules. A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

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Under Rule 8.1 of the Irish Takeover Rules, each of the offeree company and the offeror must make an ‘opening position disclosure’ by no later than 12 noon (New York time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’ and must subsequently disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ of the offeree company or the securities exchange offeror (being any offeror other than an offeror which has announced that its offer is, or is likely to be, solely in cash) by no later than 12 noon (New York time) on the ‘business day’ following the relevant ‘dealing’. All subsequent ‘dealings’ in ‘relevant securities’ of the offeree company or the securities exchange offeror by the offeror or the offeree company, or by any party acting in concert with any of them, must also be disclosed by them no later than 12 noon (New York time) on the ‘business day’ following the date of the relevant ‘dealing’.

If two or more persons co-operate on the basis of an agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the offeree company,or the securities exchange offeror (being any offeror other than an offeror which has announced that its offer is, or is likely to be, solely in cash) they will be deemed to be a single person for the purpose of Rule 8.3(a) and (b) of the Irish Takeover Rules. In general, interests in securities arise when a person has long economic exposure, whether conditional or absolute, to changes in the price of the securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel at telephone number +353 1 678 9020.

Rule 2.12 – Relevant Securities in Issue

In accordance with Rule 2.12 of the Irish Takeover Rules, Forward Industries, Inc. confirms that as of June 1, 2026, its outstanding shares consisted of 73,753,241 shares of common stock, par value $0.01 per share (the “Common Shares”), which is comprised of 87,069,465 shares issued less 13,316,224 shares repurchased and held in treasury. The Common Shares are admitted to trading on the NASDAQ Stock Market under the ticker symbol FWDI. The International Securities Identification Number for these securities is US3499321038.

Forward Industries, Inc. confirms that as of June 1, 2026 there were outstanding options to purchase up to 1,811,666 Common Shares and outstanding restricted stock units and performance stock units conferring on their holders vested or unvested rights to convert into, or to receive, up to an aggregate of 2,107,732 Shares. Forward Industries confirms that as of June 1, 2026, there were outstanding warrants to subscribe for an aggregate of 25,759,600 Common Shares.

Publication on Website

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this announcement will be available on Forward Industries, Inc.’s website at www.forwardindustries.com by no later than 12 noon (New York time) on the business day following publication of this announcement. The content of the website referred to in this announcement is not incorporated into, and does not form part of, this announcement.

No Offer or Solicitation

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction, whether pursuant to this announcement or otherwise. The release, publication or distribution of this announcement in whole or in part in, into or from any jurisdiction may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

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Sources and Bases of Information

For purposes of calculating the implied value described above, the volume weighted average closing price of SLMT’s ordinary shares over the ten trading days ended June 1, 2026 and the closing price of Forward’s common stock on June 1, 2026 were used. The price of SLMT’s ordinary shares and Forward’s common stock, as per the calculations stated above, were $5.50 and $4.66 respectively.

Certain information set forth regarding Forward above has been extracted from Forward’s Annual Report on Form 10-K for the period ended September 30, 2025 filed with the SEC on December 11, 2025, and Forward’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the SEC on May 14, 2026.

Forward-Looking Statements

Certain statements in these materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to Forward Industries’ indicative, non-binding proposal to Brera Holdings PLC and any potential transaction therefrom. Each forward-looking statement contained in these materials is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to Forward Industries’ operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies; the risk that the price of Forward Industries’ common stock may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which Forward Industries does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in Forward Industries’ filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and Forward Industries undertakes no obligation to update or revise any of these statements.

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